EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:
James Percell, President
Environmental Safeguards, Inc.
713-728-8687

ENVIRONMENTAL SAFEGUARDS, INC. DID NOT AUTHORIZE NAME CHANGE TO PCU, INC.

UNKNOWN PERSON CHANGES THE COMPANY'S NAME AND STOCK SYMBOL

HOUSTON, TEXAS-August 23, 2006-On August 21, 2006, Environmental Safeguards, Inc., a Nevada corporation, discovered that the company's stock symbol had been changed from ELSF.PK to PCUN.PK, and that the company had purportedly made a 1 for 1000 reverse stock split. "Since we did not request or authorize a stock symbol change or stock split, we knew that either someone had made a big mistake or a fraud had been committed", said James S. Percell, CEO and President of Environmental Safeguards, Inc.

After an initial investigation into this matter, the company discovered that a person unknown to us signing under what we believe to be a fictitious name filed false documents with the Nevada Secretary of State purporting to change the name of the company to "PCU, Inc.", change the name and address of the company's officers and directors, increase the number of shares of authorized common stock, and effect a reverse stock split. It also discovered that the unknown person subsequently filed these documents with the Nasdaq Stock Market to accomplish an unauthorized change in the company's stock symbol. "None of these changes have ever been legally authorized, approved or ratified by the board of directors or shareholders of Environmental Safeguards," said Percell.

Environmental Safeguards, Inc. has reported this matter to representatives of the Nasdaq Stock Market, Pink Sheets, LLC, the Securities and Exchange Commission, the Nevada Secretary of State, and the Office of the Nevada Attorney General.